Exhibit 99.1


                                EMCORE CORPORATION
                                   SCHEDULE II
                  VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

      COLUMN A                                COLUMN B      COLUMN C         COLUMN D     COLUMN E

                                            BALANCE AT                                  BALANCE AT
                                            BEGINNING       CHARGED       RECOVERIES     END OF
      DESCRIPTION                           OF PERIOD     TO EXPENSE     (DEDUCTIONS)     PERIOD


      Allowance for Doubtful Accounts
        For the year ended September          $163,531       183,000      (36,582)(1)     $309,949
        30, 1996

        For the year ended September          $ 68,101       128,630      (33,200)(1)     $163,531
        30, 1995
        For the year ended September          $ 46,000        17,759        4,342 (2)     $ 68,101
        30, 1994



      Reserves for Inventory
      Obsolescence

        For the year ended September          $115,000       105,000             -        $220,000
        30, 1996

        For the year ended September          $ 99,621        15,379             -        $115,000
        30, 1995
        For the year ended September          $ 74,752        24,869             -        $ 99,621
        30, 1994

   ____________________
   (1)  Uncollectible accounts written off.
   (2)  Recoveries of accounts previously written off.
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